Exhibit 99.1
DocGo Announces Second Quarter 2026 Results

Company Signs Definitive Agreement to Acquire Virtual Care Provider Hicuity Health,
Perceptive Advisors Commits to New Term Loan Funding

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, August 17th, 2026 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights

•Total revenue for the second quarter of 2026 was $73.4 million, compared to $80.4 million in the second quarter of 2025. This decline was entirely due to the wind-down of migrant-related programs, which generated zero revenue in the second quarter of 2026 and $18.8 million in the second quarter of 2025. Excluding revenue from migrant-related programs, total revenue increased 19% year over year.
•GAAP gross margin (which includes depreciation and amortization expenses) for the second quarter of 2026 was 26.9%, compared to 26.7% in the second quarter of 2025.
•Adjusted gross margin1 for the second quarter of 2026 was 30.5%, compared to 31.6% in the second quarter of 2025.
•Net income for the second quarter of 2026 was ($18.0) million, compared to net income of ($13.3) million in the second quarter of 2025.
•Adjusted EBITDA1 was ($6.3) million for the second quarter of 2026, compared to adjusted EBITDA of ($6.1) million for the second quarter of 2025.
•Medical Transportation Services revenue in the second quarter of 2026 was $52.0 million, compared to $49.6 million for the second quarter of 2025. Mobile Health Services revenue for the second quarter of 2026 was $21.4 million, compared to $30.8 million for the second quarter of 2025. This decline was entirely due to the wind-down of migrant-related programs. Excluding revenue from migrant-related programs, Mobile Health Services revenue increased 78% to $21.4 million in the second quarter of 2026 from $12.0 million in the second quarter of 2025, driven by organic growth and the inclusion of revenue from SteadyMD.
•As of June 30, 2026, the Company held total cash and cash equivalents, including restricted cash and investments, of approximately $48.1 million, compared to $59.9 million as of March 31, 2026. Unrestricted cash and cash equivalents was $25.2 million as of June 30, 2026, compared to unrestricted cash of $35.7 million as of March 31, 2026.

Select Corporate Highlights for the Second Quarter of 2026 and Recent Weeks

•Company achieved record volumes across all major business lines, with US medical transportation increasing 15%, healthcare in the home increasing 26%, mobile phlebotomy increasing 20%, cardiac and remote patient monitoring increasing 13%, and virtual care & lab orders increasing 58% when comparing the second quarter of 2026 to the second quarter of 2025.
•Company surpassed 1.7 million patients assigned by the Company’s payer and provider partners to engage for care gap closure services since inception, up 100,000 patients from last quarter.
•Signed a new contract with one of the largest national health plans to offer care gap closure services to their members in Pennsylvania.
•Launched mobile phlebotomy services in Southern Florida, expanding relationship with a major national clinical laboratory and positioning the company for mobile phlebotomy growth in the Southeast.

Hicuity Health Acquisition & Perceptive Financing

•Company has entered into a definitive agreement to acquire 100% of virtual care provider, Hicuity Health.
•Hicuity delivers high acuity virtual clinical care – including Tele-ICU, Virtual Nursing, and Telemetry Monitoring services – for health systems, hospitals and post-acute facilities.
•On a trailing 12-month basis, Hicuity generated approximately $65 million in revenue and $4.5 million of adjusted EBITDA.
•DocGo is acquiring Hicuity in exchange for the assumption of the company’s existing indebtedness held by Perceptive Advisors, which is estimated to be approximately $52 million at closing, which will now mature in December 2029.
•Hicuity’s preferred shareholder will receive equity representing approximately 2.0% of DocGo’s currently outstanding common stock and may receive an additional 3.5% of currently outstanding common stock if DocGo achieves a market capitalization of $250 million within three years of closing.
•Perceptive Advisors has committed to provide up to an additional $50 million of debt financing to DocGo, expected to be made available in multiple tranches, the first $12.5 million of which will be funded upon Hicuity and DocGo entering into a services agreement pursuant to which DocGo will provide management related services to Hicuity during the pre-closing period.

Financial Guidance

•Full-year 2026 revenue range is narrowed to $305-$310 million, compared to the Company’s prior guidance of $300-$315 million. Guidance does not include any contribution from the acquisition of Hicuity Health, as the transaction has not yet closed.
•Full-year 2026 adjusted EBITDA2 is expected to be ($17-$22) million, compared to the Company’s prior guidance of ($5-$10) million. The Company still expects to exit the year at a profitable run rate.

“The continued evolution of our company into the premier provider of virtual, remote, and in-home healthcare at any address took a major leap forward with our pending acquisition of virtual care provider Hicuity Health,” commented Lee Bienstock, Chief Executive Officer of DocGo. “Hicuity brings technology-enabled acute and critical care telemedicine capabilities, serving a diverse portfolio of health systems across the United States. Integrating the power of Hicuity’s offering helps us create one of the most innovative healthcare delivery platforms in the industry – a holistic tech-powered solution that enables us to match the right clinician with the right patient at the right time in the right setting. This solidifies our company’s unique position to bridge patient care across the entire continuum - from the hospital to the home.”

Norm Rosenberg, Chief Financial Officer of DocGo, added, “The pending acquisition of Hicuity represents not only a significant growth opportunity with numerous cost synergies, but will also create a combined entity with much greater financial liquidity. We are fortunate to add a healthcare lending partner of the caliber of Perceptive Advisors, which has committed to providing additional debt financing of up to $50 million, if needed.” Rosenberg continued, “Our cost cutting initiatives progressed during the quarter, with more than four million dollars of estimated annual costs removed from SG&A during the period while also achieving record volumes across all key business verticals. We believe that the Company will achieve a positive adjusted EBITDA run rate as we exit the year and head into 2027.”

Norton Rose Fulbright is acting as the legal counsel of DocGo for the transaction. TD Cowen is acting as exclusive financial advisor to Hicuity Health, and Stradling Yocca Carlson & Rauth is acting as Hicuity Health's legal counsel.

1.Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

2.Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details
Monday, August 17th, 2026, at 5:00 PM ET
1-800-717-1738 - Investors Dial
1-646-307-1865 - Int’l Investors Dial
Conference ID: 78516
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1770673&tp_key=72425f7843
The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring, ambulance services and a 50-state virtual care network. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers.

With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around projected revenues and adjusted EBITDA for fiscal year 2026; the performance and growth of SteadyMD and the Company’s mobile phlebotomy business and other core business lines; completion of the acquisition of Hicuity Health and successful integration of the business; the performance and growth of Hicuity; the availability of debt financing from Perceptive Advisors following the acquisition of Hicuity; the launch of new Mobile Health programs; the demand for and expansion of the Company’s services; cash flow and cash collections; the Company’s cash balances; margin improvements; and the Company’s achievement of profitability. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to the wind down of migrant-related services; the Company’s ability to continue as a going concern; the Company’s ability to maintain its listing on Nasdaq; the Company’s ability to pursue strategic initiatives to deliver on shareholder value; the Company’s ability to expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks and funding new strategic relationships; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs and other services; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the availability of healthcare professionals and other personnel; changes in the cost of labor; the Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the ongoing or any future shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$ 25,233,369	$ 51,018,657
Accounts receivable, net of allowance for credit loss of $8,540,616 and $8,299,053 as of June 30, 2026 and December 31, 2025, respectively	86,219,100	92,893,216
Prepaid expenses	4,403,326	4,790,215
Other current assets	3,942,361	3,697,371
Total current assets	119,798,156	152,399,459
Property and equipment, net	12,711,083	14,558,427
Intangibles, net	1,410,254	—
Restricted cash and cash equivalents	6,937,746	1,466,121
Restricted investments (amortized cost of $15,952,661 and $15,737,694 as of June 30, 2026 and December 31, 2025, respectively)	15,900,466	15,845,875
Operating lease right-of-use assets	9,259,686	11,520,781
Finance lease right-of-use assets	16,756,910	17,420,424
Deferred tax assets	561,903	538,864
Other assets	3,480,045	3,353,061
Total assets	$ 186,816,249	$ 217,103,012
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 14,020,960	$ 11,110,867
Accrued liabilities	39,952,129	42,789,440
Notes payable, current	48,036	51,740
Due to seller	779,332	336,982
Contingent consideration, current	7,900,376	3,040,377
Operating lease liability, current	3,991,429	4,650,953
Finance lease liability, current	5,642,029	5,509,687
Total current liabilities	72,334,291	67,490,046

Notes payable, non-current	159,337	183,843
Contingent consideration, non-current	2,476,216	4,776,215
Operating lease liability, non-current	5,837,418	7,563,664
Finance lease liability, non-current	10,227,928	11,217,907
Total liabilities	91,035,190	91,231,675
Commitments and contingencies (Note 19)
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 98,858,369 and 98,640,059 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	9,886	9,864
Additional paid-in-capital	331,260,586	325,416,366
Accumulated deficit	(214,385,203)	(183,801,795)
Accumulated other comprehensive income	2,169,289	2,387,404
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	119,054,558	144,011,839
Noncontrolling interests	(23,273,499)	(18,140,502)
Total stockholders’ equity	95,781,059	125,871,337
Total liabilities and stockholders’ equity	$ 186,816,249	$ 217,103,012

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues, net	$ 73,424,719	$ 80,417,622	$ 148,975,203	$ 176,450,677
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	51,018,120	54,998,524	102,685,708	120,183,584
Operating expenses:
General and administrative	29,742,190	31,240,943	60,577,258	64,143,013
Depreciation and amortization	2,691,411	3,981,008	5,338,518	7,742,399
Legal and regulatory	4,025,638	4,351,974	9,059,768	8,562,797
Technology and development	3,446,289	2,957,203	7,151,338	6,596,647
Sales, advertising and marketing	423,294	368,214	795,927	699,919
Total expenses	91,346,942	97,897,866	185,608,517	207,928,359
Loss from operations	(17,922,223)	(17,480,244)	(36,633,314)	(31,477,682)
Other (expense) income:
Interest expense, net	(97,583)	(443,662)	(197,315)	(869,946)
Loss on change in fair value of contingent consideration	—	—	(2,760,000)	—
Insurance proceeds	—	—	4,687,798	—
Loss on equity method investment	—	(38,817)	—	(79,515)
Loss on remeasurement of operating and finance leases	—	(6,607)	—	(47,444)
Loss on disposal of fixed assets	(39,574)	(48,354)	(102,067)	(33,215)
Other income (expense)	123,211	101,046	388,175	(211,823)
Total other (expense) income	(13,946)	(436,394)	2,016,591	(1,241,943)

Net loss before income tax (provision) benefit	(17,936,169)	(17,916,638)	(34,616,723)	(32,719,625)
(Provision for) benefit from income taxes	(56,129)	4,626,745	(75,412)	8,350,432
Net loss	(17,992,298)	(13,289,893)	(34,692,135)	(24,369,193)
Net loss attributable to noncontrolling interests	(2,172,021)	(2,134,647)	(4,108,727)	(3,808,632)
Net loss attributable to stockholders of DocGo Inc. and Subsidiaries	(15,820,277)	(11,155,246)	(30,583,408)	(20,560,561)
Other comprehensive (loss) income
Unrealized loss on investments, net of tax	(54,965)	76,733	(126,869)	76,733
Foreign currency translation adjustment	(23,730)	927,462	(91,246)	1,423,000
Total comprehensive loss	$ (15,898,972)	$ (10,151,051)	$ (30,801,523)	$ (19,060,828)

Net loss per share attributable to DocGo Inc. and Subsidiaries - Basic	$ (0.16)	$ (0.11)	$ (0.31)	$ (0.21)
Weighted-average shares outstanding - Basic	98,802,810	98,931,293	98,774,609	100,255,877

Net loss per share attributable to DocGo Inc. and Subsidiaries - Diluted	$ (0.16)	$ (0.11)	$ (0.31)	$ (0.21)
Weighted-average shares outstanding - Diluted	98,802,810	98,931,293	98,774,609	100,255,877

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (17,992,298)	$ (13,289,893)	$ (34,692,135)	$ (24,369,193)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	1,238,431	1,211,771	2,504,944	2,432,577
Amortization of intangible assets	62,041	1,452,299	83,079	2,751,441
Amortization of finance lease right-of-use assets	1,390,939	1,316,938	2,750,495	2,558,381
Loss on disposal of fixed assets	39,574	48,354	102,067	33,215
Deferred income tax expense	266,738	(4,878,785)	12,963	(8,806,213)
Accretion of discount related to restricted investments	(86,378)	(145,403)	(164,382)	(145,403)
Loss on equity method investments	—	38,817	—	79,515
Bad debt expense	1,106,983	1,244,018	2,839,894	2,492,009
Stock-based compensation	2,655,526	4,826,133	5,880,310	9,656,445
Loss on remeasurement of operating and finance leases	—	6,607	—	47,444
Loss on change in fair value of contingent consideration	—	—	2,760,000	—
Changes in operating assets and liabilities:
Accounts receivable	6,640,909	54,756,572	3,837,143	86,194,306
Prepaid expenses and other current assets	179,571	(4,886,326)	141,899	(5,273,060)
Other assets	(143,358)	432,422	(126,984)	970,612
Accounts payable	117,261	(9,938,620)	2,817,762	(18,246,793)
Accrued liabilities	(4,460,761)	1,697,323	(2,522,047)	(7,451,661)
Operating lease liabilities and right-of-use assets	(256,730)	151,262	(124,367)	336,596
Net cash (used in) provided by operating activities	(9,241,552)	34,043,489	(13,899,359)	43,260,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(320,832)	(1,141,257)	(751,142)	(2,170,883)
Purchase of intangibles	(828,161)	(865,462)	(1,493,333)	(1,578,173)
Acquisition of a business, net of cash acquired	—	—	—	(3,646,318)
Purchase of restricted investments	(5,745,440)	(22,221,437)	(7,476,506)	(22,221,437)
Proceeds from sale and maturity of restricted investments	2,995,663	2,329,246	7,459,428	2,329,246
Proceeds from disposal of property and equipment	22,660	82,988	44,563	177,329
Net cash used in investing activities	(3,876,110)	(21,815,922)	(2,216,990)	(27,110,236)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(13,659)	(3,198)	(28,210)	(6,258)
Due to seller	(75,835)	(750,919)	(75,835)	(750,919)
Earnout payments on contingent liabilities	—	—	—	(265,538)
Distributions paid to noncontrolling interest	—	—	(1,024,270)	—

Payments for taxes related to shares withheld for employee taxes	(13,865)	(139,575)	(36,068)	(1,340,552)
Common stock repurchased	—	(5,076,952)	—	(10,828,906)
Payments on obligations under finance lease	(1,559,799)	(1,411,786)	(2,963,454)	(2,708,673)
Net cash used in financing activities	(1,663,158)	(7,382,430)	(4,127,837)	(15,900,846)

Effect of exchange rate changes on cash and cash equivalents	136,599	650,391	(69,477)	968,129

Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(14,644,221)	5,495,528	(20,313,663)	1,217,265
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	46,815,336	103,059,044	52,484,778	107,337,307
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$ 32,171,115	$ 108,554,572	$ 32,171,115	$ 108,554,572

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$ 49,081	$ 444,062	$ 96,112	$ 1,005,769
Cash paid for interest on finance lease liabilities	$ 249,258	$ 250,694	$ 497,826	$ 470,749
Cash paid for income taxes	$ 154,400	$ 4,187,558	$ 170,191	$ 6,094,270
Right-of-use assets obtained in exchange for lease liabilities	$ 945,640	$ 1,732,734	$ 3,059,931	$ 7,698,829

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$ 37,296	$ (425,613)	$ 92,331	$ 13,125

Reconciliation of cash and restricted cash
Cash	$ 25,233,369	$ 104,164,128	$ 25,233,369	$ 104,164,128
Restricted cash	6,937,746	4,390,444	6,937,746	4,390,444
Total cash and restricted cash shown in statement of cash flows	$ 32,171,115	$ 108,554,572	$ 32,171,115	$ 108,554,572

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and six months ended June 30, 2026 compared to the same periods in 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
DocGo Inc. Consolidated	2026	2025	2026	2025
Revenue	$ 73,424,719	$ 80,417,622	$ 148,975,203	$ 176,450,677
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(51,018,120)	(54,998,524)	(102,685,708)	(120,183,584)
Depreciation and amortization	(2,691,411)	(3,981,008)	(5,338,518)	(7,742,399)
GAAP gross profit	19,715,188	21,438,090	40,950,977	48,524,694

Depreciation and amortization	2,691,411	3,981,008	5,338,518	7,742,399
Adjusted gross profit	$ 22,406,599	$ 25,419,098	$ 46,289,495	$ 56,267,093

GAAP gross margin	26.9%	26.7%	27.5%	27.5%
Adjusted gross margin	30.5%	31.6%	31.1%	31.9%

	Three Months Ended June 30,		Six Months Ended June 30,
Mobile Health Services	2026	2025	2026	2025
Revenue	$ 21,417,771	$ 30,780,993	$ 45,043,018	$ 75,990,537
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(15,640,004)	(20,778,628)	(31,951,117)	(52,045,936)
Depreciation and amortization	(377,690)	(982,108)	(761,870)	(1,938,480)
GAAP gross profit	5,400,077	9,020,257	12,330,031	22,006,121

Depreciation and amortization	377,690	982,108	761,870	1,938,480
Adjusted gross profit	$ 5,777,767	$ 10,002,365	$ 13,091,901	$ 23,944,601

GAAP gross margin	25.2%	29.3%	27.4%	29.0%
Adjusted gross margin	27.0%	32.5%	29.1%	31.5%

	Three Months Ended June 30,		Six Months Ended June 30,
Transportation Services	2026	2025	2026	2025
Revenue	$ 52,006,948	$ 49,636,629	$ 103,932,185	$ 100,460,140
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(35,378,116)	(34,219,896)	(70,734,591)	(68,137,648)
Depreciation and amortization	(2,173,767)	(2,003,258)	(4,322,417)	(3,952,084)
GAAP gross profit	14,455,065	13,413,475	28,875,177	28,370,408

Depreciation and amortization	2,173,767	2,003,258	4,322,417	3,952,084
Adjusted gross profit	$ 16,628,832	$ 15,416,733	$ 33,197,594	$ 32,322,492

GAAP gross margin	27.8%	27.0%	27.8%	28.2%
Adjusted gross margin	32.0%	31.1%	31.9%	32.2%

The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three and six months ended June 30, 2026 compared to the same periods in 2025 and the three months ended March 31, 2026 (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2026	2025	2026	2025	2026
Net (loss) income (GAAP)	$(18.0)	$(13.3)	$(34.7)	$(24.4)	$(16.7)
(+) Net interest expense	0.1	0.4	0.2	0.9	0.1
(+) Income tax (benefit) expense	0.1	(4.6)	0.1	(8.4)	-
(+) Depreciation and amortization	2.7	4.0	5.3	7.7	2.6
(+) Other expense (income)	(0.1)	0.0	(2.2)	0.4	(2.1)
EBITDA	(15.2)	(13.5)	(31.3)	(23.8)	(16.1)

(+) Non-cash stock compensation	2.7	4.8	5.9	9.7	3.2
(+) Non-recurring expense	6.2	2.6	8.9	4.1	2.7

Adjusted EBITDA	$(6.3)	$(6.1)	$(16.5)	$(10.0)	$(10.2)

Total revenue	$73.4	$80.4	$149.0	$176.5	$75.6
Pretax income margin	(24.4)%	(22.3)%	(23.2)%	(18.6)%	(22.1)%
Net margin	(24.5)%	(16.5)%	(23.3)%	(13.8)%	(22.1)%
Adjusted EBITDA margin	(8.6)%	(7.6)%	(11.1)%	(5.7)%	(13.5)%

Contacts
Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com